RESOLUTIONS ADOPTED BY THE
                  COMPENSATION COMMITTEE OF THE
                      BOARD OF DIRECTORS OF
                           CADIZ INC.


     WHEREAS, it is in the best interests of this Company that this Company implement a program to retain key personnel
(including both employees and consultants) and to provide additional incentives to those personnel; and

     WHEREAS, the Board of Directors of this Company (the
"Board") has previously authorized the creation by this Company of a Management Equity Incentive Plan (the "Management Equity
Incentive Plan" or the "Plan") for this purpose; and

     WHEREAS, pursuant to such Board authorization, a total of 1,471,051 shares of this Company's common stock have been set aside and reserved for issuance under the Plan;

     WHEREAS, a total of 717,373 shares (the "Initial Allocation Shares") have been allocated for issuance under the Plan pursuant to the direction of an initial allocation committee (the "Initial Allocation Committee") consisting of Keith Brackpool, Rick Stoddard and the Chairman of the Compensation Committee of this Board of Directors;

     WHEREAS, the Board has further previously authorized that the 754,678 shares (the "Subsequent Allocation Shares") which have been reserved for issuance under the Plan but which are not included within the Initial Allocation Shares be issuable under the Plan pursuant to the direction of, and upon such vesting and other conditions as may be established by, this Compensation Committee;

     WHEREAS, it is in the best interests of this Company and its shareholders that the Compensation Committee establish the vesting and other conditions upon which the Subsequent Allocation
Shares shall be issuable;

     NOW, THEREFORE, BE IT RESOLVED, that the Subsequent
Allocation Shares be issued under the Plan pursuant to the direction of an allocation committee (the "Subsequent Allocation
Committee") consisting of Keith Brackpool, Rick Stoddard and the
Chairman of the Compensation Committee of this Board of Directors;

     FURTHER RESOLVED, that one-half (i.e. 377,339) of the Subsequent Allocation Shares so issued under the Plan pursuant to the direction of the Subsequent Allocation Committee shall be in the form of shares of common stock, and that one-half (i.e. 377,339) of the Subsequent Allocation Shares so issued under the Plan pursuant to the direction of the Subsequent Allocation Committee shall be in the form of options to purchase common stock at the price of $12 per share (i.e. the effective price per share obtained by the Company in its private placement of Units completed November 30, 2004); and

     FURTHER RESOLVED, that the Subsequent Allocation Shares, whether issued in the form of shares of common stock or common stock options, be subject to vesting conditions, with the vesting period deemed to commence on December 7, 2004 irrespective of the actual initial grant date for any Subsequent Allocation Shares, so that 1/3 of any award grant shall vest immediately, with the remaining 2/3 of any award subject to vesting in two equal installments upon December 7, 2005 (or the date of grant, if later) and December 7, 2006 (or the date of grant, if later), respectively, (subject to continued status as an employee or consultant to this Company as of the respective vesting date, but also subject to immediate vesting in full of any theretofore unvested shares upon any termination without cause); and

     FURTHER RESOLVED, that if the issuance of any Subsequent Allocation Shares in the form described in the foregoing resolutions shall be deemed, under the rules and regulations of any exchange upon which this Company's common stock is traded or under the rules and regulations of the Securities and Exchange Commission, to require the prior approval of the stockholders of the Company, then this Committee shall adjust the form of Subsequent Allocation Shares so as to provide a substantially equivalent means of compensation to the recipient in a manner which does not require such stockholder approval; and

     FURTHER RESOLVED, that the Subsequent Allocation Committee shall have the right to award all or any part of the Subsequent Allocation Shares under the Plan to members of the Subsequent Allocation Committee (as well as other key personnel) without the need for further approval of this Compensation Committee or the Board; and

     FURTHER RESOLVED, that the Subsequent Allocation Committee or the recipients of Subsequent Allocation Shares under the Plan may designate such trusts or other nominees to hold such shares as may be reasonably appropriate for tax planning purposes;

     FURTHER RESOLVED, that with respect to the Subsequent
Allocation Shares, the Subsequent Allocation Committee shall have the authority to prepare, execute and administer any documentation with respect to the Plan and the issuance of securities pursuant to the Plan as the Subsequent Allocation
Committee and/or counsel to the Company may deem necessary or desirable;

     FURTHER RESOLVED, that any officer of the Company be and hereby is authorized, empowered and directed, for an on behalf of this Company, to take such actions as may be necessary or appropriate to effectuate the foregoing resolutions;

     FURTHER RESOLVED, that any and all actions heretofore taken by any officer of the Company to the foregoing effect and all agreements, documents or writings related thereto, are hereby authorized, approved, ratified and confirmed in all respects; and any and all actions hereafter taken or to be taken by any such officers in furtherance of the objects set forth in any of the preceding resolutions, and all agreements, documents or writing relating thereto, are hereby authorized, approved, ratified and confirmed in all respects.